[LETTERHEAD]

[PRICEWATERHOUSECOOPERS LOGO APPEARS HERE]
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                                                      PricewaterhouseCoopers LLP
                                                    150 Fayetteville Street Mall
                                                                      Suite 2300
                                                               Raleigh, NC 27601
                                                        Telephone (919) 755-3000
                                                        Facsimile (919) 755-3030

September 12, 2000




Four Oaks Fincorp, Inc.
6144 US 301 South
Four Oaks, NC 27524

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Four Oaks Fincorp, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 5, 2000. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP